________________________________________________________________________

                                SECURITIES AND EXCHANGE COMMISSION

                                                     Washington D.C.  20549

                                                        __________________

                                                             FORM 8-K/A

                                                            Current Report

              Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report July 17, 2003 (Date of Earliest Event Reported--July 9, 2003)

                                       NightHawk Systems, Inc.

                                                               (Exact  name of registrant as specified in its charter)

Nevada	0-30786	87-0627349
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer identification
incorporation or organization)		number)

                                                                         8200 East Pacific Place, Suite 204

                                                                                Denver, Colorado  80231

                                                                                         (303) 337-4811

                                        (Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

________________________________________________________________________

Item 5.

Resignation of Registrant’s Directors

On July 9, 2003, Mr. Steven H. Jacobson resigned from the Board of Directors of the
Registrant.  On July 14, 2003, Mr. Arlen Felsen resigned from his positions as both a member of the
Board of Directors of Registrant and as an employee of the Registrant.  On July 14, 2003, the
Registrant filed an 8-K disclosing the resignation of Mr. Jacobson.

Prior to Mr. Jacobson’s and Mr. Felsen’s  resignations, the Company commenced an internal investigation concerning certain issues identified in the Registrant’s recently filed 10-KSB.  During this investigation the Company identified the following:  (i) Mr. Jacobson’s possible use of Company funds for personal expenses, (ii) improper accounting and failure to remit payroll taxes for the year
2002, (iii) possible discrepancies in Mr. Jacobson’s biographical description included in the
Company’s periodic reports filed with the Commission, (iv) potential misuse and retention of
Registrant funds in accounts under the control of Mr. Felsen, and (v) issuance of Registrant securities without Board approval.

The Registrant does not believe that any of these issues will result in any adjustments to the
Registrant’s previously issued financial statements.  With respect to shares that may have been improperly issued, the Registrant is placing administrative stop transfer orders on such shares.

                                                                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NightHawk Systems, Inc.

Dated: July 17, 2003

By: /s/   H. Douglas Saathoff

      _______________________

      H. Douglas Saathoff

      Chief Executive Officer